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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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
          SALOMON SMITH BARNEY HOLDINGS INC.                                                     TARGETS TRUST XI
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)                        (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       NEW YORK                                                                      DELAWARE
               (STATE OF INCORPORATION                                                        (STATE OF INCORPORATION
                   OR ORGANIZATION)                                                              OR ORGANIZATION)

                      11-2418067                                                                    13-7235182
         (I.R.S. EMPLOYER IDENTIFICATION NO.)                                          (I.R.S. EMPLOYER IDENTIFICATION NO.)
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                              388 GREENWICH STREET
                            NEW YORK, NEW YORK 10013
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

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
If this Form relates to the registration of                                              If this Form relates to the registration of
a class of securities pursuant to Section 12(b)                                          a class of securities pursuant to Section
of the Exchange Act and is effective pursuant                                            12(g)of the Exchange Act and is effective
to General Instruction A.(c), please check the                                           pursuant to General Instruction A.(d),
following box. [X]                                                                       please check the following box. [ ]
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Securities Act registration statement file
number to which this form relates:                    333-32792 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

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
          TITLE OF EACH CLASS                    NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED                    EACH CLASS IS TO BE REGISTERED
Targeted Growth Enhanced Terms Securities          American Stock Exchange
("TARGETS(SM)") With Respect to the Common
Stock of American Express Company
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)
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ITEM 1. DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

         For a description of the securities to be registered hereunder, reference is made to the information under the headings "Summary," "Risk Factors," and "Description of the TARGETS" on pages 2 through 12, 13 through 16 and 24 through 39, respectively, of the registrants' Prospectus, Subject to Completion, dated July 9, 2001 (Registration No. 333-32792), which information is hereby incorporated herein by reference and made part of this application in its entirety.

ITEM 2. EXHIBITS.

         99 (A). Prospectus, Subject to Completion, dated July 9, 2001, incorporated by reference to the registrants' filing under Rule 424(b) with the Securities and Exchange Commission on July 10, 2001 (No. 333-32792).

         99 (B). Certificate of Trust of TARGETS Trust XI, incorporated by reference to Exhibit 4(e) to the registration statement on Form S-3 of Salomon Smith Barney Holdings Inc. (the "Company") and TARGETS Trust XI filed with the Securities and Exchange Commission on March 17, 2000 (No. 333-32792) (the "Registration Statement").

         99 (C). Form of Amended and Restated Declaration of Trust of TARGETS Trust XI, incorporated by reference to Exhibit 4(m) to the Registration Statement.

         99 (D). Form of TARGETS Guarantee Agreement between the Company and The Chase Manhattan Bank, as Guarantee Trustee, incorporated by reference to Exhibit 4(n) to the Registration Statement.

         99 (E). Form of Indenture between the Company and The Chase Manhattan Bank, as Trustee, incorporated by reference to Exhibit 4(o) to the Registration Statement.

         99 (F). Form of TARGETS (included in Exhibit 99(C)).

         99 (G). Form of Forward Contract (included in Exhibit 99(E)).

         Other securities issued by the Company are listed on the American Stock Exchange.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         Salomon Smith Barney Holdings Inc.
                                         ----------------------------------
                                         (Registrant)

Date:    August 8, 2001                  By: /s/ Geoffrey Richards
                                              Name: Geoffrey Richards
                                              Title: Vice President


                                         TARGETS Trust XI
                                         ----------------
                                         (Registrant)

Date:    August 8, 2001                  By: /s/ Mark I. Kleinman
                                              Name: Mark I. Kleinman
                                              Title: Regular Trustee


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                                INDEX TO EXHIBITS

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
EXHIBIT NO.                             EXHIBIT
  99(A). Prospectus, Subject to Completion, dated July 9, 2001, incorporated by reference to the registrants' filing under Rule 424(b) with the Securities and Exchange Commission on July 10, 2001 (No. 333-32792).

  99(B). Certificate of Trust of TARGETS Trust XI, incorporated by reference to Exhibit 4(e) to the Registration Statement.

  99(C). Form of Amended and Restated Declaration of Trust of TARGETS Trust XI incorporated by reference to Exhibit 4(m) to the Registration Statement.

  99(D). Form of TARGETS Guarantee Agreement between the Company and The Chase Manhattan Bank, as Guarantee Trustee, incorporated by reference to Exhibit 4(n) to the Registration Statement.

  99(E). Form of Indenture between the Company and The Chase Manhattan Bank, as Trustee, incorporated by reference to Exhibit 4(o) to the Registration Statement.

  99(F).             Form of TARGETS (included in Exhibit 99(C)).

  99(G).             Form of Forward Contract (included in Exhibit 99 (E)).
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